Exhibit 10.2

                            Sub-Contacting Agreement
                                     Between
                          Wall Street Investment Corp.
                                       and
                            Columbia Financial Group





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                            SUB CONTRACTING AGREEMENT

         Agreement made this 22nd day of October, 1997 between Wall Street Investments Corporation a Colorado 1997 Corporation (hereinto referred to as Sub Contractor) and Columbia Financial Group (hereinto referred to as Consultant).

                                    AGREEMENT

         The respective duties and obligations of this contracting parties shall be for a period of six (6) months commencing on the date first appearing above.

                                    SERVICES

         Sub Contractor will provide consulting services in connection with Consultants Contract with Winner's Internet Network. The consulting activity involves the "public relations" dealings with NASD broker/dealers and the investing public. (At no time shall the Sub Contractor provide services which would require the Sub Contractor to be registered and licensed with any federal or state regulatory body or self- regulating agency). During the term of this agreement to the Sub Contractor will provide these services customarily provided for a public relations company.

                                  COMPENSATION

         In consideration for the services provided by Sub Contractor to the Consultant. The Consultant shall deliver to the Sub Contractor 50,000 Winner's Internet Network stock purchase warrants within seven to ten business days.

         These warrants entitle the Consultant and now the Sub Contractor to purchase shares of Winner's Internet Network at $2.50 per share and have an expiration of twelve months.

         Also at the signing Consultant shall deliver 5,000 shares free trading common stock to the Sub Contractor and in 30 days of signing another 5,000 shares shall be delivered to Sub Contractor.

         Starting on the 45th day of signing and every thirty day thereafter for the next six months Consultant will deliver to Sub Contractor 1,000 shares of free trading common stock, for a total of 6,000 additional shares.

                          REPRESENTATION OF CORPORATION

         The Consultant upon entering this agreement with Sub Contractor passes on the representation of Winner's Internet Network here after referred "Corporation" to the Sub Contractor in that all information is subject to the following:


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         The  Corporation,  upon entering this  agreement,  hereby  warrants and guarantees to the Consultant that all statements, either written or oral, made by the Corporation to the Consultant are true and accurate, a contain no misstatements of a material fact. The Corporation acknowledges that the information it delivers to the Consultant will be used by the Consultant in
preparing  materials  regarding  the  Company's  business,   including  but  not
necessarily limited to, its financial condition, for dissemination to the public. Therefore, in accordance with Paragraph 6, below, the Corporation shall hold harmless the Consultant from any and all errors, omissions, misstatements, negligent or intentional misrepresentations, in connection with all information furnished by Corporation to Consultant, in accordance with and pursuant to the terms and conditions of this Agreement for whatever purpose or purposes the Consultant sees fit to use said information. The Corporation further represents and warrants that as to all matters set forth within this Agreement, the Corporation has had independent legal counsel and will continue to maintain independent legal counsel to advise the Corporation of all matters concerning, but not necessarily limited to, corporate law, corporate relations, investor relations, all manners concerning and in connection with Company's activities regarding the Securities Act of 1933 and 1934, and state Blue Sky laws.

         All information that Sub Contractor utilizes his efforts shall come from the Corporation and shall be approved by the Corporation for their use.

                                     NOTICES

         Notices to be sent pursuant to the terms and conditions of this Agreement, shall be sent as follows:

                              Wall Street Investment Corp.
                              c/o Ralph Newton
                              7860 East Berry Place, Suite 215
                              Inglewood, CO 80111

                              Columbia Financial Group
                              c/o Tim Rieu
                              10015 Old Columbia Rd., Suite B-215
                              Columbia, MD 21046

                                    HEADINGS

         Headings  used   throughout   this  Agreement  are  for  reference  and
convenience, and in no way define, limit to describe the scope or intent of this Agreement or effect its provisions.

         IN WITNESS WHEREOF, the parties have set their hands and seal as of the date written above.

                              BY:       /S/ TIMOTHY J. RIEU
                                        Timothy J. Rieu, President
                                        Columbia Financial Group

                             BY:        /S/ RALPH W. NEWTON, PRESIDENT
                                        Wall Street Investment Corp.

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